UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2023

FAST Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40214	86-1258014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Old Branchville Road

Ridgefield, CT 06877

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 956-1969

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-quarter of one redeemable warrant	FZT.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	FZT	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FZT WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2023, Falcon’s Beyond Global, LLC, a Florida limited liability company (the “Company”), Falcon’s Beyond Global, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Pubco”), Palm Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Merger Sub”), and FAST Acquisition Corp. II, a Delaware corporation (“SPAC”), executed the first amendment to that certain Amended and Restated Agreement and Plan of Merger, dated as of January 31, 2023, among SPAC, the Company, Pubco and Merger Sub (the “Merger Agreement”), which (i) gave the Company the right to, at least three (3) business days prior to the merger of the Company and Merger Sub (the “Acquisition Merger”), elect to reclassify a number of the limited liability company units of the Company (“Company Units”) issued and outstanding immediately prior to the effective time of the Acquisition Merger that is necessary to meet initial listing requirements into the right to receive the consideration for each such Company Unit in one share of Pubco’s Class A common stock, par value $0.0001 per share, in lieu of and not in addition to the same number of shares of Pubco’s non-economic Class B common stock, par value $0.0001 per share and limited liability company interests of the Company, (ii) amended the Pubco EBITDA (as defined in the Merger Agreement) earnout milestone for the fourth quarter of 2024 from $28,030,530 to an amount equal to $44,848,848 (which is the Company’s projected annual Pubco EBITDA for 2024) minus the sum of the actual Pubco EBITDA generated in the first, second and third quarters of 2024, (iii) amended the Pubco Revenue (as defined in the Merger Agreement) milestone for the fourth quarter of 2024 from $87,577,270 to an amount equal to $140,123,632 (which is the Company’s projected annual Pubco Revenue for 2024) minus the sum of the actual Pubco Revenue generated in the first, second and third quarters of 2024, (iv) reduced the amount of Earnout Shares (as defined in the Merger Agreement) corresponding to each of the Pubco Revenue for the fourth quarter of 2024 and Pubco EBITDA for the fourth quarter of 2024 earnouts from 2,500,000 to 1,250,000 and (v) revised the allocation of the Seller Earnout Shares (as defined in the Merger Agreement) and Earnout Units (as defined in the Merger Agreement) among the holders of the Company Units.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Amendment No 1, dated June 25, 2023 to Amended and Restated Agreement and Plan of Merger, dated January 31, 2023, by and among FAST Acquisition Corp. II, Falcon’s Beyond Global, LLC, Falcon’s Beyond Global, Inc. and Palm Merger Sub, LLC (incorporated herein by reference to Exhibit 2.2 to Falcon’s Beyond Global, Inc.’s registration statement on Form S-4/A filed by Falcon’s Beyond Global, Inc. on June 29, 2023).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAST ACQUISITION CORP. II

By:	/s/ Garrett Schreiber
	Name:	Garrett Schreiber
	Title:	Chief Financial Officer

Dated: June 29, 2023

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